Exhibit 10.5

SHARE SUBSCRIPTION AND
PURCHASE AGREEMENT

TO:	The sole director of BEST SPAC II Acquisition Corp. (the “Company”).

BEST SPAC II (Holdings) Corp. (the “Sponsor”) hereby subscribes for 3,833,333 Class B ordinary shares with no par value of the Company (the “Shares”). In consideration for the issue of the Shares, the Sponsor hereby agrees and undertakes to pay US$25,000.00 to the Company.

The Sponsor agrees to take the Shares subject to the Memorandum and Articles of Association of the Company and authorizes you to enter the following name and address in the register of members of the Company:

Name:	BEST SPAC II (Holdings) Corp.
Address:	Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands

In the event of the Company’s initial public offering (the “IPO”) of units on a recognised stock exchange and the over-allotment option granted to the underwriters of the IPO (the“Overallotment Option”) is not exercised in full, the Sponsor acknowledges and agrees that the Company shall forfeit any and all rights to such number of the Shares purchased and issued to the Sponsor such that immediately following such forfeiture, the Sponsor will own, in total, an aggregate number of the ordinary shares (not including the ordinary shares underlying any private placement units or warrants (whether comprised in any such units or standing alone) that may be issued to the Sponsor upon exercise of any warrants or any securities or rights purchased by the Sponsor in the IPO or in the aftermarket) equal to 25% of the issued and outstanding ordinary shares of the Company immediately following the IPO.

If any of the Shares are forfeited in accordance with this agreement, then after such time the Sponsor shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to redeem and cancel such forfeited Shares, which may include by way of the compulsory redemption and cancellation of such Shares for nil consideration. In addition, the Sponsor hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this letter (including any such redemption as is referred to herein above).

Immediately after the issuance of the Shares set out above, the Company agrees to purchase and the Sponsor agree to sell to the Company the 1,581,250 Class B ordinary share of no par value of the Company standing in the name of the Sponsor in the register of members of the Company for the consideration of US$25,000.

For and on behalf of
BEST SPAC II (Holdings) Corp.

By:	/s/ Claudius Tsang
	Name:	Claudius Tsang
	Title:	Authorised Signatory

Date: January 19, 2026

For and on behalf of
BEST SPAC II Acquisition Corp.

By:	/s/ Xiangge Liu
	Name:	Xiangge Liu
	Title:	Director

Date: January 19, 2026